Exhibit 99.1

30 June 2026	We do not accept service of court documents by fax

BY EMAIL ONLY No. of pages : 4 + enclosures	Direct Lines T : +65 6531 2477 E : khoonjin.tan@drewnapier.com

SIN LIAN SENG CONSTRUCTION 30 Kranji Loop, Unit #02-12 Singapore 739570	T : +65 6531 2408 E : mian.xia@drewnapier.com
T : + 65 6531 2292 E : alice.song@drewnapier.com

Our Ref TKJ/487767

Your Ref -

Dear Sirs

LEGAL OPINION ON CERTAIN SINGAPORE LAW MATTERS

1. We are the advisers on Singapore law to Sin Lian Seng Construction (“ListCo”) in connection with the ListCo’s registration statement on Form F-1 filed with the Securities and Exchange Commission (“Commission”) under the United States Securities Act of 1933 (“Act”) (“Registration Statement”), relating to the proposed listing and initial public offering of 6,250,000 Ordinary Shares of the ListCo with a par value of US$0.000005 per share (“Proposed Listing”). Capitalised terms used herein shall, unless otherwise defined, have the same meanings as ascribed to them in the Registration Statement.

2. This legal opinion is limited to the laws of Singapore in force as at the date hereof as currently applied by the Singapore courts and given on the basis that they will be governed by and construed in accordance with Singapore law. We express no opinion as to the laws of any other jurisdictions or as to factual matters, save for paragraph 3(b). We have assumed that there is nothing in the laws of any other jurisdiction which affects the opinions in this legal opinion, and we have made no investigation of, and express no opinion in relation to, the laws of any other jurisdiction for the purposes of this legal opinion. In this opinion, a reference to “laws” or “law” is a reference to the common law, principles of equity and laws and regulations constituted or evidenced by documents available to the public generally.

3. For the purposes of this legal opinion, we have examined only the documents set out in Schedule 1 (“Documents”) and no other document. Based on the foregoing and in reliance thereon and subject further to all qualifications and assumptions set out in this legal opinion and to any matters not disclosed to us, and having regard to such considerations of the laws of Singapore in force as at the date of this legal opinion as we consider relevant, we are of the opinion that:

(a)	the statements set forth in the Registration Statement under the captions “Risk Factors”, “Corporate History and Structure”, “Regulations”, “Taxation - Singapore Taxation”, and “Enforceability of Civil Liabilities”, insofar as such statements constitute summaries of the Singapore legal matters referred to therein, fairly summarise the matters referred to therein and nothing has, to our knowledge been omitted from such statements which would make the same misleading in any material aspect; and

(b)	each of the indirect wholly-owned subsidiaries, namely, Sin Lian Seng Bolts & Nuts Pte Ltd and Lumenx Energy Pte. Ltd., of the ListCo incorporated in Singapore (each, “Singapore Subsidiary”, collectively, “Singapore Subsidiaries”) has been duly incorporated as a private company limited by shares, and is validly existing under the laws of Singapore. The Singapore Subsidiary has the legal capacity to sue and be sued under its own name under the laws of Singapore, and has the requisite corporate capacity, power, authority and legal right to own and lease property and conduct its business under the laws of Singapore.

4.	For the purpose of rendering this legal opinion, we have assumed:

(a)	there are no documents not examined by us which would affect or have any implication on this legal opinion;

(b)	all statements of fact contained in the Documents are true, accurate and complete and not misleading in any respect; and

(c)	there are no provisions of the laws of any jurisdiction outside Singapore which would have any implication for the opinions we express and, insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with.

5.	This legal opinion is subject to the following qualifications:

(a)	this legal opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise, including but without limitation, any other document signed or to be signed in connection therewith or pursuant thereto;

(b)	the description of Singapore laws as referred to in paragraph 3(a) in this legal opinion only sets out the relevant Singapore laws and regulations in a general sense and does not constitute a comprehensive legal opinion on such matter;

(c)	save for paragraph 3(b), we express no view as to whether any of the ListCo and its subsidiaries, including but not limited to each of the Singapore Subsidiaries (“Group”), have been or will be in compliance with any or all of the laws of Singapore;

(d)	we expressly disclaim any of our liabilities in any part of the Registration Statement other than the description of Singapore laws as referred to in paragraph 3(a) in this legal opinion; and

(e)	the opinions in this legal opinion are given based solely on the description of the business and activities of the Group set out in the Registration Statement and we express no opinion on the accuracy and completeness thereon.

6. For the purposes of rendering this legal opinion, we have relied, and based our opinions, only on the Documents. We do not purport to be an expert on or to be generally familiar with or qualified to express legal opinions based on any laws other than the laws of Singapore. Consequently, this legal opinion is limited to Singapore law currently in force and is given on the basis that it will be governed exclusively by and construed in accordance with, and any liability which may arise in respect of it is to be governed by, Singapore law. This legal opinion is given on the further basis that we undertake no responsibility and are under no obligation to notify any addressee of this legal opinion of any change in the laws of Singapore after the date of this legal opinion which could render the opinions expressed herein no longer applicable.

7. We have made no independent investigations of the laws of any other jurisdiction as a basis of this legal opinion and do not express or imply any views thereon. This opinion is delivered solely for the purpose of and in relation to the Proposed Listing and the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and may not be used and may not be relied upon for any other purpose without our prior written consent.

8. We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder. Except with our prior written consent or consented herein, this opinion is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by the ListCo for any other purpose and may not be filed with any governmental agency or authority or quoted in any public document, save that to the extent required by any law or regulation or court order or in connection with any judicial proceeding or in seeking to establish any defence in any legal or regulatory proceeding or investigation relating to the matters set out herein. Our liability under this legal opinion shall not exceed the amount of legal fees received by us from the ListCo in relation to the Proposed Listing.

9. This opinion is given on the basis that it will be governed by, and construed in accordance with, Singapore law.

Yours faithfully

Drew & Napier LLC

SCHEDULE 1

Documents reviewed by Drew & Napier LLC

S/no.	Description of Document

1.	Registration Statement

2.	ACRA Business Profile of Sin Lian Seng Bolts & Nuts Pte Ltd dated 24 June 2026

3.	ACRA Business Profile of Lumenx Energy Pte. Ltd. dated 24 June 2026

4.	Certificate Confirming Incorporation of Sin Lian Seng Bolts & Nuts Pte Ltd dated 3 December 1986

5.	Certificates Confirming Incorporation of Lumenx Energy Pte. Ltd. dated 6 March 2025

6.	Memorandum and Articles of Association of Sin Lian Seng Bolts & Nuts Pte Ltd dated 12 October 1995

7.	Constitution of Lumenx Energy Pte. Ltd. dated 6 March 2025

8.	Certificate of Good Standing of Sin Lian Seng Bolts & Nuts Pte Ltd dated 24 June 2026

9.	Certificate of Good Standing of Lumenx Energy Pte. Ltd dated 24 June 2026

10.	Register of Members of Sin Lian Seng Bolts & Nuts Pte Ltd dated 24 June 2026

11.	Register of Members of Lumenx Energy Pte. Ltd. dated 24 June 2026

12.	Register of Directors of Sin Lian Seng Bolts & Nuts Pte Ltd dated 24 June 2026

13.	Register of Directors of Lumenx Energy Pte. Ltd. dated 24 June 2026